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[ERNST & YOUNG LOGO]     Edificio Omni                    Tel:(5541) 322-5222
                         Al. Dr. Carlos de Carvalho, 603  Fax:(5541) 322-6166
                         10o adner- Conj. 102             homepage:www.ey.com.br
                         80430-180-Curitiba PR- Brasil

                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of out report dated February 8, 2002, in the Registration Statement (Form F-1) and related Prospectus of Companhia de Saneamento do Parana- SANEPAR, filed on March 26, 2002 for the registration of its preferred shares.



                                Ernst & Young
                         Auditores Independentes S.C.

                        /s/Marcos Antonio Quintanilha
                          Marcos Antonio Quintanilha
                                   Partner


Curitiba, Brazil
April 03, 2002